UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

                               September 16, 1998

                Date of Report (Date of earliest event reported)

                            ICN PHARMACEUTICALS, INC.
             (exact name of registrant as specified in its charter)

          DELAWARE                    001-11397                  33-0628076
  ------------------------     ----------------------      ---------------------
(State or other jurisdiction   Commission File Number        (I.R.S. Employer
    of incorporation or                                       Identification
        organization)                                             Number)


                3300 HYLAND AVENUE, COSTA MESA, CALIFORNIA 92626
         --------------------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)


                                 (714) 545-0100
         ---------------------------------------------------------------
              (Registrant's telephone number, including area code)


                                 NOT APPLICABLE
         ---------------------------------------------------------------
                   (Former name or former address, if changed
                              since last report.)


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ITEM 5.            OTHER EVENTS

         The following updates certain matters relating to legal proceedings contained in the Company's most recent filings with the United States Securities and Exchange Commission (the "Commission") with respect to the Commission's Order Directing Private Investigation and Designating Officers to Take Testimony, entitled In the Matter of ICN Pharmaceuticals, Inc. (P-177).

         On August 27, 1998, the Company's counsel was informed by the Commission's Philadelphia District Office ("District Office") that (i) the District Office had withdrawn its request to the Commission for authorization to commence an enforcement action against Mr. Panic with respect to allegations of illegal insider trading and the remedies of disgorgement, interest, and monetary penalties attendant thereto; and (ii) the Commission had granted the District Office's request for authorization to commence an enforcement action against the Company, Mr. Panic and a former senior executive of the Company alleging false or misleading statements or omissions with respect to the status and disposition of the 1994 New Drug Application for the use of ribavirin for monotherapy treatment of chronic hepatitis C, including the remedies of injunctive relief and a civil penalty not to exceed $500,000 against the Company, and injunctive relief and a director and officer bar against Mr. Panic.

                                   SIGNATURES


                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    ICN PHARMACEUTICALS, INC.

Date:  September 16, 1998

                                    By: /s/ Clifford R. Saffron
                                       -----------------------------------------
                                            Clifford R. Saffron
                                            Assistant Secretary and
                                            Senior Vice President


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